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                                                                  Exhibit 3.18.1


                              GARETH STEVENS, INC.

                        UNANIMOUS WRITTEN CONSENT OF THE
                               BOARD OF DIRECTORS

                  The undersigned, being all the members of the Board of Directors of Gareth Stevens, Inc., a Wisconsin corporation (the "Corporation"), DO HEREBY CONSENT to the adoption of, and DO HEREBY ADOPT, in accordance with
Section 180.0821 of the Wisconsin Business Corporation Law, the resolutions attached hereto as Exhibit A with the same force and effect as if such resolutions were approved and adopted at a duly constituted meeting of the Board of Directors of the Corporation.

                  This consent may be executed in counterparts and all counterparts so executed shall constitute one consent, notwithstanding that all the members of the Board of Directors are not signatories to the original or the same counterparts.

Dated:  as of November 17, 1999


                                               /s/ TIMOTHY C. COLLINS
                                           --------------------------------
                                                   Timothy C. Collins
                                                       Director


                                               /s/ CHARLES L. LAUREY
                                           --------------------------------
                                                   Charles L. Laurey
                                                        Director


                                               /s/ ROBERT S. LYNCH
                                           --------------------------------
                                                   Robert S. Lynch
                                                       Director



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                                                                               2


                                               /s/ JAMES N. LANE
                                           --------------------------------
                                                   James N. Lane
                                                     Director


                                               /s/ MARTIN E. KENNEY
                                           --------------------------------
                                                   Martin E. Kenney
                                                       Director




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                                                                               3



                                    EXHIBIT A

RESOLVED, that the second sentence of Section 3.01 of the By-laws of the Corporation is amended to read in its entirety as follows:

"The number of members constituting the Board of Directors of the Corporation shall be determined from time to time by resolutions adopted by a majority of the entire board."

RESOLVED, that the number of directors of the Corporation is hereby increased from 5 to 7.

RESOLVED, that each of the following persons are hereby elected to the Board of Directors, to hold such office until his successor shall have been duly elected and qualified or as otherwise provided by the By-laws of the Corporation:

                             William F. Dawson, Jr.
                                D. Ronald Daniel

RESOLVED, that the Corporation hereby ratifies and approves the signing by Charles L. Laurey, on behalf of the Corporation, of the Tax Sharing Agreement dated November 17, 1999, by and among WRC Media Inc., the Corporation and the other signatories thereto, and confirms that such action and such document shall be binding upon the Corporation to the same extent as if authorized by this resolution.

RESOLVED, that Charles L. Laurey is elected to hold the office of Secretary of the Corporation until his successor is duly elected and qualified or as otherwise provided by the by-laws.